Exhibit 1.01

Conflict Minerals Report of Materion Corporation
for the Reporting Period from January 1, 2016 to December 31, 2016

Overview
This Conflict Minerals Report (this “Report”) of Materion Corporation (including its consolidated subsidiaries, “we”, “Materion”, "our", or the “Company”) has been prepared pursuant to Rule 13p-1 (the “Rule”) as promulgated under the Securities Exchange Act of 1934 for the reporting period from January 1, 2016 to December 31, 2016 (the “Reporting Period”).

Forward-looking statements contained in this Report are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. Statements in this Report which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to the Company’s compliance efforts and expected actions identified in this Report. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other matters, the Company’s customers' requirements to use certain suppliers, the Company’s suppliers' responsiveness and cooperation with the Company’s due diligence efforts, the Company’s ability to implement improvements in its conflict minerals program and the Company’s ability to identify and mitigate related risks in its supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see the Company’s other filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q. The Company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.

The Rule, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “conflict minerals” (as defined below) are necessary to the functionality or production of such products. The SEC defines “conflict minerals” as: (i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted), (b) cassiterite (the metal ore from which tin is extracted), (c) gold and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country,” as such term is defined in Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (collectively, the “Covered Countries”).

The Company’s operations may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products (collectively, the “products”). As required by the Rule, the Company has conducted a good faith, reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals included in the products during the Reporting Period to determine whether any such conflict minerals originated in the Covered Countries and/or whether any of the conflict minerals were from recycled or scrap sources. Where applicable, the Company has conducted additional due diligence regarding the sources of the conflict minerals. The results of the Company’s RCOI regarding the conflict minerals, as well as the Company’s additional due diligence regarding the sources of such conflict minerals, are contained in this Report, which is publicly available at www.materion.com. The content on, or accessible through, any web site referred to in this Report is not incorporated by reference into this Report unless expressly noted.

Materion, through its wholly owned subsidiaries, is an integrated producer of high-performance advanced engineered materials used in a variety of electrical, electronic, thermal, and structural applications. Our products are sold into numerous end markets, including consumer electronics, industrial components, defense, medical, automotive electronics, telecommunications infrastructure, energy, commercial aerospace, science, services, and appliance.

Previously, we aggregated our businesses into three reportable segments: Performance Alloys and Composites, Advanced Materials, and Other. The Precision Coatings group, which includes the Precision Optics and Large Area Coatings businesses, was included in the Other segment, which also includes unallocated corporate costs. Beginning with the fourth quarter of 2016, we changed our segments to align with a change in the way our business is managed.

Effective as of the fourth quarter of 2016, our businesses are now organized under four reportable segments: Performance Alloys and Composites, Advanced Materials, Precision Coatings, and Other. The Precision Coatings group is now a separate operating segment. Our Other reportable segment includes unallocated corporate costs.

Performance Alloys and Composites
The Performance Alloys and Composites segment is comprised of the following businesses:

Performance Metals produces strip and bulk form alloy products, beryllium-based metals, beryllium and aluminum metal matrix composites, in rod, sheet, foil and a variety of customized forms, beryllia ceramics and bulk metallic glass materials at manufacturing facilities in the United States, Europe, and Asia. This business also operates the world’s largest bertrandite ore mine and refinery, which is located in Utah, providing feedstock hydroxide for its beryllium business and external sales.

Technical Materials produces strip metal products with clad inlay and overlay metals, including precious and base metals electroplated systems, electron beam welded systems, contour profiled systems, and solder-coated metal systems.

Advanced Materials
Advanced Materials produces advanced chemicals, microelectronics packaging, precious metal, non-precious metal, and specialty metal products, including vapor deposition targets, frame lid assemblies, clad and precious metal pre-forms, high temperature braze materials, and ultra-pure wire. These products are used in semiconductor logic and memory, medical, energy, lighting, defense, optics, and wireless communications applications within the consumer electronics, industrial components, and telecommunications infrastructure end markets. Advanced Materials also has metal recovery operations and in-house refining that allow for the recycling of precious metals.

Precision Coatings

The Precision Coatings segment includes the following reporting units:

Precision Optics produces sputter-coated precision thin film coatings and optical filter materials. Based in Westford, Massachusetts, the group has manufacturing facilities in the United States and China.

Large Area Coatings produces sputter-coated precision flexible thin film materials. Based in Windsor, Connecticut, the business manufactures and distributes coated and converted thin film material solutions primarily for medical testing and diagnosis applications.

Other
The Other segment is comprised of unallocated corporate costs.
Description of Materion's Reasonable Country of Origin Inquiry

Materion has performed a good faith RCOI regarding the conflict minerals that were in our supply chain between January 1, 2016 and December 31, 2016 to determine whether any of the conflict minerals originated in the Covered Countries and whether any of the conflict minerals may be from recycled or scrap sources, in accordance with the Rule and related guidance provided by the SEC.

The Company’s global supply chain is complex. In the course of its business operations, the Company may purchase materials and metals containing conflict minerals. These materials and metals may, in turn, be included in the Company’s products. Because the Company does not normally purchase conflict minerals directly from mines, smelters or refiners, there are many third parties in the supply chain between the Company and the original sources of conflict minerals. As a result, the Company relies on its direct suppliers to provide information regarding the origin of any conflict minerals that are included in its products. In accordance with the framework in the Organization for Economic Co-operation and Development Due Diligence Guidelines for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidelines”), and related guidance provided by the SEC, the Company worked with its direct suppliers to identify, where possible, the smelters and/or refiners and countries of origin of the conflict minerals.

Prior to the Reporting Period, the Company worked to identify direct materials suppliers that it believed could potentially provide materials or metals containing conflict minerals (collectively, the “Identified Suppliers”). The Company then surveyed all the Identified Suppliers to determine whether each such Identified Supplier was supplying materials or metals to the Company that contained conflict minerals and, if so, to determine the source of such conflict minerals. The Company’s surveys required Identified Suppliers to, among other matters, confirm the source of any conflict minerals contained in materials or metals supplied to the Company and to provide any updates regarding such responses.

The Company, with respect to the Reporting Period, reasonably determined that certain of its products described above under “Overview” contain conflict minerals necessary to the functionality or production of such products.

For the Reporting Period, the Company sought and obtained representations from all 55 Identified Suppliers from whom the Company sought such representations. Such representations included, from all Identified Suppliers, Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”) indicating the facility at which the conflict minerals were processed.

Based on the information obtained pursuant to the RCOI process described above, the Company has concluded, in good faith, that it does not have sufficient information with respect to the Reporting Period to determine the country of origin of all of the conflict minerals.

Due Diligence

For the Reporting Period, Materion performed due diligence from September 2016 through May 2017 to determine the source and chain of custody necessary to determine conflict minerals in the Company’s product offerings. Materion designed its due diligence measures to conform in all material respects with the OECD Guidelines. This process included building conflict minerals awareness across the supply base and the survey of all Identified Suppliers that were known to or may have provided products containing metal and /or conflict minerals.

Materion occupies a “downstream” position in the supply chain and followed the principles outlined in the OECD Guidelines for downstream companies with no direct relationships to smelters or refiners. In this context, “downstream” refers to the supply chain from smelters and refiners to retailers and includes companies such as ours, as well as product and component manufacturers and retailers. A summary of Materion’s due diligence activities in line with the OECD Guidelines is outlined below.

Step 1: Establish strong company management systems:

•	Materion has adopted a formal policy that reflects its goal of achieving a "DRC Conflict Free" determination over time;

•
Materion maintains a governance model to oversee the implementation and ongoing management of the Conflict Minerals Compliance Program. The governance model consists of two groups: the Steering Committee and Core Team, and various work products. The objective is to develop, document and maintain a governance structure that enables sustainable compliance and actively mitigates the risk of not meeting regulatory requirements;

•	Materion maintains a process to evaluate raw materials, parts and suppliers in the supply chain for potential conflict minerals risk;

•
Materion communicates its policy regarding conflict minerals to existing and new suppliers including through language in supplier contract terms and conditions, flow down language in all United States Government contracts and the Materion Supplier Code of Conduct;

•	Materion has implemented systematic and procedural controls to limit purchases to identified conflict mineral compliant suppliers;

•	Materion has established long-term relationships with suppliers and closely manages the pool of suppliers eligible to be utilized; and,

•
Materion provides a feedback mechanism on its website available to all interested parties to provide information or voice their concerns regarding its sourcing and use of conflict minerals in its products.

Step 2: Identify and assess risks in the supply chain:

•	On an annual basis, Materion evaluates raw materials and parts that are known or are likely to contain conflict minerals using a risk-based approach;

•	Each compliance year, Materion requires suppliers to complete a CMRT. Materion has a 100% response rate for two consecutive years;

•
Materion engages Identified Suppliers in one-on-one individualized capability training to all identified suppliers to enable them to improve their understanding of the regulation and their responsibility as a Materion supplier;

•
Materion conducts a review of supplier responses to determine that all required questions and sections of the CMRT were completed, followed up with any supplier that did not complete all required questions, and verified the CMRT had an acceptable Effective Date and appropriate CMRT version;

•	Materion reviews the survey responses and validates them for completeness and sufficiency;

•	Materion reviews aggregated supplier survey responses and reports key metrics as part of the monthly conflict minerals reporting process; and,

•
Materion conducts an annual review of summary smelter information to determine if the smelter is certified as conflict free or presented a "red flag" as defined by the OECD Guidelines. To make the determination of each smelter's conflict status, Materion relies upon information provided by the CFSI. CFSI conducts a Conflict Free Smelter Program, in which it certifies smelters and refiners worldwide as being conflict free after confirming specific information, including country of origin for conflict minerals that the smelter/refiner may purchase for its operations. CFSI makes available to the public the list of smelters/refiners that have been certified by CFSI as conflict free.

Step 3: Design and implement a strategy to respond to identified risks:

•
Annually, Materion completes an OECD Gap Analysis, at the end of each compliance year's due diligence, and provides a summary of the identified risks and gaps to the Steering Committee with recommended action plans to reduce risks and close gaps;

•	Materion maintains a risk mitigation strategy with the goal of systematically reducing the extend of exposure to certain risk and the likelihood of its occurrence;

•
Materion maintains a risk mitigation plan and monitors execution. New supplier onboarding includes requirements for all suppliers to provide a current CMRT and an agreement to respond to annual conflict minerals surveys;

•	Materion has continued to terminate relations with suppliers based on their unresponsiveness to conflict minerals inquiries; and,

•	Additional fact finding, risk assessments and changes in circumstances take place as part of Materion's annual review of its Conflict Minerals Compliance Playbook.

Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices:

•
In accordance with the OECD Guidelines, Materion participates and contributes through industry organizations to enhance transparency and traceability in the supply chain and supports independent third-party audits of smelters/refiners; and,

•
Materion is not in a position to audit smelter/refiners directly. Materion does, however, reach out to smelters, identified by their suppliers, to request that they participate in the CFSI initiative and become certified as DRC Conflict-Free and Materion’s gold recycling operation in Buffalo, New York is a CFSI certified DRC Conflict Free for gold.

Step 5: Report annually on supply chain due diligence:

•
Annually, Materion performs due diligence in their conflict minerals supply chain, maintains a process to summarize, review and approve compliance results, complete the Form SD and the Conflict Minerals Report and timely file the Form SD and any Conflict Minerals Report with the SEC.

Future Due Diligence Measures

Materion will continue to improve its due diligence efforts through increasingly focused efforts including (but not limited to):

Continuous Improvement of Supply Chain Due Diligence

The Company expects to continue to maintain its supply chain due diligence efforts including:

•	Continue to assess the presence of conflict minerals in its supply chain as new products are introduced;

•
Continue to require suppliers to identify the conflict minerals contained in the products they supply and when requested on an annual basis, to provide current, accurate and complete information on the smelters/refiners used in the manufacture of materials supplied to Materion;

•	Continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as the CFSI; and,

•	Continue to contact smelters identified as a result of the RCOI process and request their participation in obtaining a "conflict free" designation from an industry program such as the CFSI.

Determination

Based on the process described above, Materion achieved a 100% response rate from the 55 direct material suppliers identified as supplying raw materials or parts containing conflict minerals with an increase in smelters reporting conflict-free from 72% to 90%.

Base on the information provided by Materion suppliers utilized during 2016, Materion believes that the facilities that may have been used to process conflict minerals in Materion’s products included the smelters and refiners lists in Appendix I. The suppliers’ responses included Conflict Free, Known and Unknown smelters, but based on the absence of reliable information on the Unknown smelters, only the Conflict Free and Known and Active smelters have been included.

Based on the due diligence efforts and the absence of full supply chain visibility throughout the supply base, Materion is unable to determine the origin of the conflict minerals and does not have sufficient information to conclusively determine the countries of origin of conflict minerals contained in Materion’s products.

Appendix I: Smelters Identified in the Materion Supply Chain

Smelter ID	Metal	Smelter Name	Smelter Country	CFSI Verified
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conflict Free
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conflict Free
CID000058	Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conflict Free
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND	Conflict Free
CID000082	Gold	Asahi Pretec Corp.	JAPAN	Conflict Free
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA	Conflict Free
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conflict Free
CID000113	Gold	Aurubis AG	GERMANY	Conflict Free
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conflict Free
CID000157	Gold	Boliden AB	SWEDEN	Conflict Free
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY	Conflict Free
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conflict Free
CID000233	Gold	Chimet S.p.A.	ITALY	Conflict Free
CID000401	Gold	Dowa	JAPAN	Conflict Free
CID001322	Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	Conflict Free
CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Active
CID000694	Gold	Heimerle + Meule GmbH	GERMANY	Conflict Free
CID000707	Gold	Heraeus Ltd. Hong Kong	CHINA	Conflict Free
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conflict Free
CID000814	Gold	Istanbul Gold Refinery	TURKEY	Conflict Free
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conflict Free
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conflict Free
CID001113	Gold	Materion	UNITED STATES OF AMERICA	Conflict Free
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conflict Free
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conflict Free
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND	Conflict Free
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conflict Free
CID001161	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Conflict Free
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN	Conflict Free
CID001352	Gold	PAMP S.A.	SWITZERLAND	Conflict Free
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conflict Free
CID002510	Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	Conflict Free
CID001534	Gold	Royal Canadian Mint	CANADA	Conflict Free
CID001585	Gold	SEMPSA Joyería Platería S.A.	SPAIN	Conflict Free
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conflict Free

CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conflict Free
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conflict Free
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conflict Free
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conflict Free
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conflict Free
CID001977	Gold	Umicore Brasil Ltda.	BRAZIL	Conflict Free
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conflict Free
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conflict Free
CID002003	Gold	Valcambi S.A.	SWITZERLAND	Conflict Free
CID002030	Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Conflict Free
CID002100	Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Conflict Free
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN	Conflict Free
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conflict Free
CID000291	Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Conflict Free
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conflict Free
CID000410	Tantalum	Duoluoshan	CHINA	Conflict Free
CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conflict Free
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA	Conflict Free
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA	Conflict Free
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conflict Free
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conflict Free
CID002544	Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conflict Free
CID002545	Tantalum	H.C. Starck GmbH Goslar	GERMANY	Conflict Free
CID002546	Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Known
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conflict Free
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conflict Free
CID002549	Tantalum	H.C. Starck Ltd.	JAPAN	Conflict Free
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conflict Free
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conflict Free
CID000731	Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	Conflict Free
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conflict Free
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conflict Free
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conflict Free
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conflict Free
CID002539	Tantalum	KEMET Blue Metals	MEXICO	Conflict Free
CID000973	Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Conflict Free

CID001076	Tantalum	LSM Brasil S.A.	BRAZIL	Conflict Free
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conflict Free
CID001175	Tantalum	Mineração Taboca S.A.	BRAZIL	Conflict Free
CID001192	Tantalum	Mitsui Mining & Smelting	JAPAN	Conflict Free
CID001200	Tantalum	Molycorp Silmet A.S.	ESTONIA	Conflict Free
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conflict Free
CID002540	Tantalum	Plansee SE Liezen	AUSTRIA	Conflict Free
CID002556	Tantalum	Plansee SE Reutte	AUSTRIA	Conflict Free
CID002707	Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Conflict Free
CID001522	Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Conflict Free
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conflict Free
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conflict Free
CID002571	Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA	Conflict Free
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conflict Free
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conflict Free
CID002307	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Conflict Free
CID002232	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Conflict Free
CID000292	Tin	Alpha	UNITED STATES OF AMERICA	Conflict Free
CID002825	Tin	An Thai Minerals Co., Ltd.	VIET NAM	Known
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Active
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conflict Free
CID001070	Tin	China Tin Group Co., Ltd.	CHINA	Conflict Free
CID000278	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Known
CID000295	Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Conflict Free
CID002570	Tin	CV Ayi Jaya	INDONESIA	Conflict Free
CID000306	Tin	CV Gita Pesona	INDONESIA	Conflict Free
CID000313	Tin	CV Serumpun Sebalai	INDONESIA	Conflict Free
CID002593	Tin	CV Tiga Sekawan	INDONESIA	Conflict Free
CID000315	Tin	CV United Smelting	INDONESIA	Conflict Free
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA	Conflict Free
CID000402	Tin	Dowa	JAPAN	Conflict Free
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Active
CID002774	Tin	Elmet S.L.U.	SPAIN	Conflict Free
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conflict Free
CID000448	Tin	Estanho de Rondônia S.A.	BRAZIL	Known
CID000468	Tin	Fenix Metals	POLAND	Conflict Free
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Active

CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conflict Free
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Active
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Known
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Known
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conflict Free
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conflict Free
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL	Conflict Free
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conflict Free
CID002773	Tin	Metallo-Chimique N.V.	BELGIUM	Conflict Free
CID001173	Tin	Mineração Taboca S.A.	BRAZIL	Conflict Free
CID001182	Tin	Minsur	PERU	Conflict Free
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN	Conflict Free
CID001231	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Active
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Known
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conflict Free
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conflict Free
CID001337	Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conflict Free
CID002507	Tin	Phoenix Metal Ltd.	RWANDA	Known
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA	Conflict Free
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA	Conflict Free
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conflict Free
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA	Conflict Free
CID002776	Tin	PT Bangka Prima Tin	INDONESIA	Conflict Free
CID001419	Tin	PT Bangka Tin Industry	INDONESIA	Conflict Free
CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA	Conflict Free
CID001428	Tin	PT Bukit Timah	INDONESIA	Conflict Free
CID002696	Tin	PT Cipta Persada Mulia	INDONESIA	Conflict Free
CID001434	Tin	PT DS Jaya Abadi	INDONESIA	Conflict Free
CID001438	Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conflict Free
CID002530	Tin	PT Inti Stania Prima	INDONESIA	Conflict Free
CID000307	Tin	PT Justindo	INDONESIA	Known
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA	Conflict Free
CID001453	Tin	PT Mitra Stania Prima	INDONESIA	Conflict Free
CID001457	Tin	PT Panca Mega Persada	INDONESIA	Conflict Free
CID001458	Tin	PT Prima Timah Utama	INDONESIA	Conflict Free
CID001460	Tin	PT Refined Bangka Tin	INDONESIA	Conflict Free
CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA	Conflict Free
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA	Conflict Free
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA	Conflict Free
CID001471	Tin	PT Sumber Jaya Indah	INDONESIA	Conflict Free

CID001477	Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Conflict Free
CID001482	Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Conflict Free
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA	Conflict Free
CID002478	Tin	PT Tirus Putra Mandiri	INDONESIA	Known
CID001493	Tin	PT Tommy Utama	INDONESIA	Conflict Free
CID002479	Tin	PT Wahana Perkit Jaya	INDONESIA	Conflict Free
CID002706	Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Conflict Free
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conflict Free
CID001758	Tin	Soft Metais Ltda.	BRAZIL	Conflict Free
CID001898	Tin	Thaisarco	THAILAND	Conflict Free
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Known
CID002015	Tin	VQB Mineral and Trading Group JSC	VIET NAM	Conflict Free
CID002036	Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conflict Free
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Active
CID002180	Tin	Yunnan Tin Company Limited	CHINA	Conflict Free
CID000004	Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conflict Free
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conflict Free
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conflict Free
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conflict Free
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conflict Free
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conflict Free
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conflict Free
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conflict Free
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conflict Free
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conflict Free
CID002541	Tungsten	H.C. Starck GmbH	GERMANY	Conflict Free
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conflict Free
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conflict Free
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conflict Free
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conflict Free
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conflict Free
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conflict Free
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conflict Free
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conflict Free

CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conflict Free
CID002535	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Conflict Free
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conflict Free
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conflict Free
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conflict Free
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conflict Free
CID002543	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conflict Free
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conflict Free
CID002044	Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conflict Free
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conflict Free
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conflict Free
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conflict Free